For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or Dave Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces 2012 Financial Results

35% Revenue Growth and 230+% Growth in Net Income Highlight Improved Performance

WASHINGTON, April 1, 2013 /PRNewswire-FirstCall/ — WidePoint Corporation (NYSE Mkt: WYY), a leading provider of secured, cloud-based, enterprise-wide solutions and services for telecommunications life-cycle and cybersecurity management, today announced financial results for the year ending December 31, 2012.

Financial highlights for the year ended December 31, 2012 vs 2011:

•	Net revenues for 2012 increased 35% to approximately $56 million, an increase of $14.4 million, as compared to $41.4 million for 2011.
•	Gross profit for 2012 increased 50% to approximately $14 million, an increase of $4.6 million as compared to $9.2 million for 2011.
•	Income from operations for 2012 was approximately $1,020,000, an increase of $914,000 as compared to $105,000 for 2011.
•	Net income for 2012 was approximately $830,000, an increase of $585,000 as compared to $247,000 for 2011.
•	Non-GAAP Adjusted EBITDA for 2012 was approximately $2.3 million, an increase of $1.2 million, as compared to $1.1 million for 2011.
•	Working capital on December 31, 2012 increased 12% to $2.6 million, an increase of $0.3 million as compared to approximately $2.3 million at 2011 year end.
•	Outstanding Debt on December 31, 2012 was approximately $6.0 million, a decrease of $1.7 million as compared to $7.7 million at 2011 year end.
•	Stockholders Equity on December 31, 2012 was approximately $23.9 million, an increase of $1.1 million as compared to approximately $22.8 million at 2011 year end.

Steve Komar, WidePoint CEO, commented, “While we are pleased with the progress we made in 2012 and the platform it has provided for us to continue our evolution towards becoming an enterprise-wide provider of trusted managed mobile services solutions, it is really just the beginning. Looking forward to 2013 we are excited by our plans and prospects to broaden our solutions to include Mobile Device Management and Mobile Security Management products and services; as well as expanding our commercial market presence and international services and support capabilities. We started 2013 with a significant expansion of our sales and marketing infrastructure, incorporating new talent that will allow us to market more aggressively, launch new enterprise-wide solution sets, and better target new customers whose needs go well beyond the confines of our national borders. While we are aware of budgeting and sequestration concerns in some of our markets, and understand the need to be focused on cost optimization and margin increases; we believe we are on the right path and that our expanded sales and marketing efforts and client acquisition success will result in more robust pipelines and backlogs, in accelerated performance and growth, increased market capitalization and, of course, attractive equity return to our investors and stakeholders.”

James McCubbin, WidePoint CFO, added, “We continue to make progress in achieving our financial goals. The path we started on in 2012 has positioned the Company to implement a number of key financial re-investments in WidePoint in 2013 that will allow us to better position the Company to support our multi-year goals of expanded solutions sets, new market penetration, and a migration to a portfolio of higher margin services."

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Monday, April 1, 2013. Anyone interested in participating should call 877-941-2068 if calling within the United States or 480-629-9712 if calling internationally. There will be a playback available until April 15, 2013. To listen to the playback, please call 877-870-5176 if calling within the United States or 858-384-5517 if calling internationally. Please use pin number 4609495 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=103973.

About WidePoint

WidePoint is a specialist in providing telecommunications management and cybersecurity solutions utilizing its advanced information technology products and services. WidePoint has several wholly owned subsidiaries holding major government and commercial contracts. WidePoint enables Enterprises and Agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. For more information, visit www.widepoint.com.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

WIDEPOINT CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	DECEMBER 31
	2012	2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,857,614	$2,035,343
Accounts receivable, net of allowance for doubtful accounts of $76,886 and $61,584 in 2012 and 2011, respectively	6,932,366	7,858,902
Unbilled accounts receivable	2,969,450	2,715,406
Inventories	286,920	167,992
Prepaid expenses and other assets	482,389	614,870
Income taxes receivable	138,575	-
Deferred income taxes	473,430	473,430

Total current assets	13,140,744	13,865,943

NONCURRENT ASSETS
Property and equipment, net	1,428,323	1,336,134
Intangibles, net	4,969,241	6,229,227
Goodwill	16,618,467	16,618,467
Deferred income tax asset, net of current	3,346,948	3,265,125
Deposits and other assets	76,118	81,941

TOTAL ASSETS	$39,579,841	$41,396,837

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Short term note payable	$113,018	$100,951
Checks Written in Excess of Cash Balance	-	-
Accounts payable	5,555,419	8,418,854
Accrued expenses	3,539,710	1,808,289
Deferred revenue	173,655	390,506
Income taxes payable	-	-
Current portion of long-term debt	1,102,741	798,319
Current portion of deferred rent	51,196	36,508
Current portion of capital lease obligations	42,878	22,908

Total current liabilities	10,578,617	11,576,335

NONCURRENT LIABILITIES
Long-term debt, net of current portion	4,918,732	6,919,143
Capital lease obligation, net of current portion	102,244	-
Deferred rent, net of current portion	15,786	65,207
Deferred revenue	25,231	-
Deposits and other liabilities	1,964	-

Total liabilities	15,642,574	18,560,685

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 110,000,000 shares authorized; 63,751,857 and 63,226,857 shares issued and outstanding, respectively	63,752	63,227
Additional paid-in capital	69,594,390	69,326,705
Accumulated deficit	(45,720,875)	(46,553,780)

Total stockholders’ equity	23,937,267	22,836,152

Total liabilities and stockholders’ equity	$39,579,841	$41,396,837

WIDEPOINT CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

	YEAR ENDED
	DECEMBER 31
	2012	2011

REVENUES	$55,782,742	$41,372,490
COST OF REVENUES (including amortization and depreciation of $1,511,267 and $649,829, respectively)	41,920,161	32,128,988

GROSS PROFIT	13,862,581	9,243,502

OPERATING EXPENSES
Sales and Marketing	2,741,799	1,484,003
General and Administrative Costs (including share-based compensation of $217,611 and $157,459, respectively and gain on change in fair value of contingent obligation of $900,000 and $0, respectively)	9,820,695	7,443,197
Depreciation and Amortization	281,310	211,129

Total Operating Expenses	12,843,804	9,138,329

INCOME FROM OPERATIONS	1,018,777	105,173

OTHER INCOME (EXPENSE)
Interest Income	4,881	12,572
Interest Expense	(294,244)	(69,317)
Other Income (Expense)	3,200	(608)

Total Other Income (Expense)	(286,163)	(57,353)

INCOME BEFORE PROVISION FOR INCOME TAXES	732,614	47,820
INCOME TAX BENEFIT	(99,687)	(199,046)

NET INCOME	$832,301	$246,866

BASIC EARNINGS PER SHARE	$0.013	$0.004

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	63,474,871	62,882,100

DILUTED EARNINGS PER SHARE	$0.013	$0.004
DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	63,758,632	64,148,331

WIDEPOINT CORPORATION AND SUBSIDIARIES

Net Income to Non-GAAP EBITDA Reconciliation

	YEAR ENDED
	DECEMBER 31
	2012	2011

NET INCOME (LOSS)	$832,301	$246,866
Adjustments to GAAP net income (loss):
Gain on change in fair value of contingent obligation	(900,000)	-
Depreciation and amortization	1,792,577	860,958
Amortization of deferred financing costs	3,088	3,214
Income tax provision (benefit)	(99,687)	(199,046)
Interest income	(4,881)	(3,000)
Interest expense	294,244	15,000
Other (expense) income	(3,200)	1,000
Provision for doubtful accounts	25,070	-
Inventory write-downs	52,056	-
Stock-based compensation expense	217,611	157,459
Avalon business combination transaction and related costs	12,000	-
Avalon integration initiatives	121,646	-
Adjusted EBITDA	$2,342,825	$1,082,451